Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction
Allied World Assurance Company Holdings, Ltd	Bermuda
Allied World Assurance Company, Ltd	Bermuda
Allied World Assurance Holdings (Ireland) Ltd	Bermuda
Allied World Assurance Company (Reinsurance) Limited	Ireland
Allied World Assurance Company (Europe) Limited	Ireland
Allied World Assurance Holdings (U.S.) Inc.	Delaware
Allied World Assurance Company (U.S.) Inc.	Delaware
Allied World National Assurance Company	New Hampshire
Allied World Investment Company	Delaware
Allied World Reinsurance Company	New Hampshire
Darwin Professional Underwriters, Inc.	Delaware
Darwin National Assurance Company	Delaware
Darwin Select Insurance Company	Arkansas
Vantapro Specialty Insurance Company	Arkansas
Allied World Europe Holdings, Ltd	Bermuda
2232 Services Limited	United Kingdom
Allied World Capital (Europe) Limited	United Kingdom
Allied World Assurance Company, AG	Switzerland
AWAC Services Company	Delaware
AWAC Services Company (Bermuda), Ltd	Bermuda
AWAC Services Company (Ireland) Limited	Ireland
Ocean Holdings (U.S.) Inc.	Delaware
GO Sub, LLC	Delaware